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                                                                    EXHIBIT 99.2

                                     PROXY
                               PROMEDIX.COM, INC.

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON __________, 2000

     The undersigned stockholder of Promedix.com, Inc. revoking all prior proxies, hereby appoints ________, and ________ or any of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of Promedix.com, Inc. which the undersigned is entitled to vote at the special meeting of stockholders to be held at the executive offices of Promedix, 448 East Winchester Avenue, Suite 200, Salt Lake City, Utah 84107, on _________, 2000, beginning at ____ a.m., local time, and at any adjournments of the meeting, upon matters set forth in the Notice of Special Meeting dated _______, 2000, and the related proxy statement/prospectus, copies of which have been received by the undersigned, and in their discretion upon any adjournment of the meeting or upon any other business that may properly be brought before the meeting by the Ascend board of directors. Attendance of the undersigned at the meeting or any adjournment session of the meeting will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

     This proxy is solicited on behalf of the Promedix board of directors. A stockholder wishing to vote in accordance with the recommendations of the board of directors need only sign and date this proxy and return it in the enclosed envelope.

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    SEE REVERSE                       CONTINUED AND TO BE SIGNED ON REVERSE SIDE             SEE REVERSE
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    Please mark
[X] Votes as in
    this example.

The shares represented by this proxy will be voted as directed or, if no direction is given with respect to the proposal set forth below, will be voted "FOR" such proposal.

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
                                                                                         FOR          AGAINST       ABSTAIN
    To approve and adopt the Agreement and Plan of Merger dated as of September       ----------     ----------     ----------
    21, 1999 by and among Chemdex Corporation, a Delaware corporation, Popcorn
    Acquisitions Corp., a Delaware corporation and wholly-owned subsidiary of
    Chemdex, and Promedix.com, Inc., and to approve the merger of Popcorn
    Acquisitions with and into Promedix pursuant to the merger agreement.             ----------     ----------     ----------
                                                                                      ----------     ----------     ----------


                                                 MARK HERE IF YOU PLAN TO ATTEND THE MEETING                        ----------

                                                                                                                    ----------

                                                 MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                      ----------

                                                                                                                    ----------

                                                Please promptly complete, date and sign this proxy
                                                and mail it in the enclosed envelope to assure
                                                representation of your shares.  No postage need to
                                                affixed if mailed in the United States.  Please
                                                sign exactly as name(s) appear on the stock
                                                certificate.

                                                If stockholder is a corporation, please sign full
                                                corporate name by president or other authorized
                                                officer and, if a partnership, please sign full
                                                partnership name by an authorized partner or other
                                                persons.
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Signature: _______________________________  Date: ______________  Signature: _______________________________  Date: ______________
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